ChoiceOne Financial Services, Inc. 10-K

Exhibit 10.5

CHOICEONE FINANCIAL SERVICES, INC.

DIRECTOR EQUITY COMPENSATION PLAN OF 2019

SECTION 1

Establishment Of Plan; Purpose Of Plan

1.1       Establishment of Plan. The Company hereby establishes the DIRECTOR EQUITY COMPENSATION PLAN OF 2019 for its corporate and Subsidiary non-employee directors. The Plan permits the grant and award of Stock Options, Restricted Stock, Restricted Stock Units, Stock Awards and other stock-based and stock-related awards.

1.2       Purpose of Plan. The purpose of the Plan is to provide Participants with an increased incentive to contribute to the long-term growth of the Company and its Subsidiaries, to join the interests of Participants with the interests of the Company’s shareholders through the opportunity for increased stock ownership and to attract and retain Participants. The Plan is further intended to provide flexibility to the Company in structuring Director compensation to best promote the foregoing objectives.

SECTION 2

Definitions

The following words have the following meanings unless a different meaning plainly is required by the context:

2.1       “Act” means the Securities Exchange Act of 1934, as amended.

2.2       “Affiliate” means any organization controlling, controlled by or under common control with the Company.

2.3       “Board” means the Board of Directors of the Company.

2.4       “Change in Control,” unless otherwise defined in an Equity Award agreement, means an occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change in Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (a) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; (b) the failure at any time of the Continuing Directors to constitute at least a majority of the Board; or (c) any of the following occur: (i) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 60% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (ii) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (iii) any complete liquidation or dissolution of the Company; (iv) any reorganization, reverse stock split or recapitalization of the Company which would result in a Change in Control as otherwise defined in this Plan; or (v) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

2.5       “Code” means the Internal Revenue Code of 1986, as amended. Each reference in this Plan to a section or sections of the Code, unless otherwise noted, shall be deemed to include a reference to the rules and regulations issued under such section or sections of the Code.

2.6       “Committee” means the Personnel and Benefits Committee of the Board or such other committee as the Board may designate from time to time. The Committee shall consist of at least two members of the Board and all of its members shall be “non-employee directors” as defined in Rule 16b-3 issued under the Act.

2.7       “Common Stock” means the Company’s common stock, no par value per share.

2.8       “Company” means ChoiceOne Financial Services, Inc., a Michigan corporation, and its successors and assigns.

2.9       “Continuing Directors” means the individuals who were either (a) first elected or appointed as a director in connection with the merger of the Company and County Bank Corp. pursuant to the terms of an Agreement and Plan of Merger dated as of March 22, 2019 and the First Amendment to Agreement and Plan of Merger dated as of April 25, 2019, between County Bank Corp. and the Company, or (b) subsequently appointed as a director, if appointed or nominated by at least a majority of the Continuing Directors in office at the time of the nomination or appointment, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

2.10       “Director” means a member of the board of directors of the Company or one of its Subsidiaries who is not a common law employee of the Company or one of its Subsidiaries.

2.11 “Disability” means an inability of a Participant to perform his or her duties as a Director due to physical or mental disability for a continuous period of 180 days or longer.

2.12 “Equity Award” means the award or grant of a Stock Option, Restricted Stock, a Restricted Stock Unit, a Stock Award, or another stock-based or stock-related award, to a Participant pursuant to the Plan.

2.13 “Market Value” on any given date means: (a) if the security is listed for trading on The Nasdaq Stock Market or one or more national securities exchanges, the last reported sales price on the date in question, or if the security shall not have been traded on the principal exchange on the applicable date, the last reported sales price on the first day before that date on which such security was so traded; (b) if the security is not so listed for trading but is traded in the over-the-counter market, the fair market value determined by the Committee in good faith, taking into account such factors as it considers advisable in a manner consistent with the valuation principles of Section 409A of the Code, except when the Committee expressly determines not to use Section 409A valuation principles, which determination shall be final and binding on all parties. Factors that the Committee may, but need not, consider when determining Market Value include, without limitation, the prices at which recent sales of Common Stock have been made, and the most recent reported bid and asked prices of the Common Stock as reported by the Company's market makers on the applicable date.

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2.14 “Participant” means a Director of the Company or one of its Subsidiaries who is granted an Equity Award under the Plan.

2.15 “Person” has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

2.16       “Plan” means the ChoiceOne Financial Services, Inc. Director Equity Compensation Plan of 2019 as set forth herein, as it may be amended from time to time.

2.17       “Restricted Period” means the period of time during which Restricted Stock, Restricted Stock Units or other stock-based or stock-related awards that are awarded under the Plan are subject to the risk of forfeiture, restrictions on transfer and other restrictions or conditions pursuant to Sections 6 or 7. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Equity Award.

2.18       “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section 6 of the Plan while such Common Stock remains subject to the risk of forfeiture, restrictions on transfer and other restrictions or conditions pursuant to Section 6.

2.19       “Restricted Stock Unit” means an award to a Participant pursuant to Section 6 of the Plan and described as a “Restricted Stock Unit” in Section 6.

2.20 “Retirement” means the voluntary resignation of service as a Director by the Participant after the Participant has attained 55 years of age and completed six years of service with the Company or any of its Subsidiaries or as otherwise may be set forth in the Equity Award agreement or other grant document with respect to a Participant and a particular Equity Award.

2.21 “Stock Award” means an award of Common Stock awarded to a Participant pursuant to Section 7 of the Plan.

2.22 “Stock Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may only be a nonqualified stock option.

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2.23 “Subsidiary” means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company. The term “Subsidiary” includes present and future Subsidiaries of the Company.

2.24 “Termination” or “Cessation” of service shall be considered to occur on the date on which the Director's term as a director ends whether due to resignation, removal, or no longer being elected as a director for any reason.

SECTION 3

Administration

3.1       Power and Authority. The Committee shall administer the Plan. The Committee may delegate any, some or all of its record keeping, calculation, payment and other ministerial or administrative authority and responsibility from time to time to and among one or more individuals, who may be members of the Committee or employees, but all actions taken pursuant to delegated authority and responsibility shall be subject to such review, change and approval by the Committee as the Committee considers appropriate. Except as limited in the Plan, the Committee shall have all of the express and implied powers and duties set forth in the Bylaws of the Company and the Plan, shall have full power and authority to interpret the provisions of the Plan and Equity Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Equity Awards granted under the Plan and to make all other determinations and do all things considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it considers advisable.

3.2       Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Equity Awards as the Committee may consider necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitations set forth in Section 4.1 of the Plan, extent of the Equity Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Equity Award, any exercise or purchase price, the manner in which an Equity Award will vest or become exercisable and the form of payment for the Equity Award); (c) the time or times when Equity Awards will be granted; (d) the duration of each Equity Award; and (e) the restrictions and other conditions to which payment or vesting of Equity Awards may be subject.

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3.3       Amendments or Modifications of Equity Awards. Subject to Section 10, the Committee shall have the authority to amend or modify the terms of any outstanding Equity Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect and provided such actions do not cause an Equity Award not already subject to Section 409A of the Code to become subject to Section 409A of the Code, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Equity Award; provided that any increase in the number of shares of an Equity Award other than pursuant to Section 4.2 shall be considered to be a new grant with respect to such additional shares for purposes of Section 409A of the Code and such new grant shall be made at Market Value on the date of grant; (b) extend the term of an Equity Award to a date that is no later than the earlier of the latest date upon which the Equity Award could have expired by its terms under any circumstances or the 10th anniversary of the date of grant (for purposes of clarity, as permitted under Section 409A of the Code, if the term of a Stock Option is extended at a time when the Stock Option exercise price equals or exceeds the Market Value, it will not be an extension of the term of the Stock Option, but instead will be treated as a modification of the Stock Option and a new Stock Option will be treated as having been granted); (c) accelerate the exercisability or vesting or otherwise terminate, waive or modify any restrictions relating to an Equity Award; (d) accept the surrender of any outstanding Equity Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Equity Awards in substitution for surrendered Equity Awards; provided, however, that such grant of new Equity Awards shall be considered to be a new grant for purposes of Section 409A of the Code and shall be made at Market Value on the date of grant and, provided further, that Equity Awards issued under the Plan may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price or base price of such Equity Awards to the same Participants.

3.4       Indemnification of Committee Members. Neither any member or former member of the Committee, nor any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee, and any other individual or group exercising delegated authority or responsibility with respect to the Plan, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. This Section 3.4 shall not be construed as limiting the Company’s or any Subsidiary’s ability to terminate or otherwise alter the terms and conditions of the employment of an individual or group exercising delegated authority or responsibility with respect to the Plan, or to discipline any such person. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

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SECTION 4

Shares Subject to the Plan

4.1       Number of Shares. Subject to adjustment as provided in Section 4.2 of the Plan, the total number of shares available for Equity Awards under the Plan shall be 100,000 shares of Common Stock; plus shares subject to Equity Awards that are canceled, surrendered, modified, exchanged for substitute Equity Awards or that expire or terminate prior to the exercise or vesting of the Equity Awards in full and shares that are surrendered to the Company in connection with the exercise or vesting of Equity Awards, whether previously owned or otherwise subject to such Equity Awards. Such shares shall be authorized and may be unissued shares, shares issued and repurchased by the Company (including shares purchased on the open market), and shares issued and otherwise reacquired by the Company.

4.2	Adjustments.

(a)       Stock Dividends and Distributions. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the number and kind of securities subject to outstanding Equity Awards and available for issuance under the Plan, together with applicable exercise prices and base prices, shall be adjusted in such manner and at such time as shall be equitable under the circumstances. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Equity Awards.

(b)       Other Actions Affecting Common Stock. If there occurs, other than as described in Section 4.2(a), any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the persons who were shareholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Equity Awards (including exercise prices) and reserves for Equity Awards under the Plan shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of any such transaction, Equity Awards under the Plan shall entitle the holder of each Equity Award to receive (upon exercise in the case of Stock Options), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Equity Awards under the Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment.

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SECTION 5

Stock Options

5.1       Grant. A Participant may be granted one or more Stock Options under the Plan. All Stock Options granted under this Plan will be non-qualified Stock Options. No Participant shall have any rights as a shareholder with respect to any shares of stock subject to Stock Options granted hereunder until such shares have been issued. For purposes of determining the number of shares available under the Plan, each Stock Option shall count as the number of shares of Common Stock subject to the Stock Option. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. The Committee shall have complete discretion in determining the number of Stock Options granted to each Participant.

5.2       Stock Option Agreements. Stock Options shall be evidenced by stock option agreements, certificates of award, or both, containing the terms and conditions applicable to such Stock Options. To the extent not covered by a stock option agreement or certificate of award, the terms and conditions of this Section 5 shall govern.

5.3       Stock Option Exercise Price and Grant Date. The per share Stock Option exercise price shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value on the date of grant. The date of grant of a Stock Option shall be the date the Stock Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Stock Option.

5.4       Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents or provides in the applicable stock option agreement or grant, in shares of Common Stock or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option, provided that such amendment would not cause a Stock Option to become subject to Section 409A of the Code. Except as limited by the Act, the Sarbanes-Oxley Act of 2002 or other laws, rules or regulations, the Committee may from time to time authorize payment of all or a portion of the Stock Option exercise price in the form of a promissory note or other deferred payment installments according to such terms as the Committee may approve; provided, however, that such promissory note or other deferred payment installments shall be with full recourse and shall bear a market rate of interest. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided. The Committee may implement a program for the broker-assisted cashless exercise of Stock Options.

5.5       Limits on Exercisability. Stock Options shall be exercisable for such periods, not to exceed 10 years and one day from the date of grant, as may be fixed by the Committee. At the time of exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant’s service with the Company or its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

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5.6

Restrictions on Transferability.

(a)       General. Unless the Committee otherwise consents or permits (before or after the stock option grant) or unless the stock option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant’s service with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

(b)       Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee considers advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or “claw-back” provisions, and restrictions under applicable federal or state securities laws.

5.7       Termination of Service. Unless the Committee otherwise consents or permits (before or after the stock option grant) or unless the stock option agreement or grant provides otherwise:

(a)       General. If a Participant is no longer a Director for any reason other than the Participant’s Retirement, death, Disability or removal for cause, the Participant may exercise his or her Stock Options in accordance with their terms for a period of 3 months after such termination of service, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination.

(b)       Death. If a Participant dies either while a Director or otherwise during a time when the Participant could have exercised a Stock Option, the Stock Options issued to such Participant shall be exercisable in accordance with their terms by the personal representative of such Participant or other successor to the interest of the Participant for a period of one year after such Participant’s death to the extent that the Participant was entitled to exercise the Stock Options on the date of death or termination, whichever first occurred, but not beyond the original term of the Stock Options.

(c)       Disability. If a Participant ceases to be a Director due to the Participant’s Disability, he or she may exercise his or her Stock Options in accordance with their terms for one year after he or she ceases service unless such Stock Options earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of such event and not beyond the original terms of the Stock Options.

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(d)       Participant Retirement. If a Participant ceases to a Director due to Retirement, the Participant may exercise his or her Stock Options in accordance with their terms for three years after such termination of service unless such Stock Options earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of such event and not beyond the original terms of the Stock Options.

(e)       Termination for Cause. If a Participant’s service as a Director is terminated for cause, the Participant shall have no further right to exercise any Stock Options previously granted to him or her. The Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

SECTION 6

Restricted Stock and Restricted Stock Units

6.1

Grant. Subject to the limitations set forth in Section 4.1 of the Plan, Restricted Stock and Restricted Stock Units may be granted to Participants under the Plan. Shares of Restricted Stock are shares of Common Stock the retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued service as a Director) and terms as the Committee deems appropriate. Restricted Stock Units are Equity Awards denominated in units of Common Stock under which the issuance of shares of Common Stock is subject to such conditions (including continued service as a Director) and terms as the Committee deems appropriate. For purposes of determining the number of shares available under the Plan, each Restricted Stock Unit shall count as the number of shares of Common Stock subject to the Restricted Stock Unit. Unless determined otherwise by the Committee, each Restricted Stock Unit shall be equal to one share of Common Stock and shall entitle a Participant to either shares of Common Stock or an amount of cash determined with reference to the value of shares of Common Stock. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in cash, in shares of Common Stock or in a combination thereof. Restricted Stock Units shall be settled no later than the 15th day of the third month after the Restricted Stock Units vest. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which awards of Restricted Stock or Restricted Stock Units, or shares of Common Stock issuable pursuant to Restricted Stock Unit awards, shall be sold or awarded to a Participant, which may vary from time to time and among Participants.

6.2

Restricted Stock Agreements. Awards of Restricted Stock and Restricted Stock Units shall be evidenced by restricted stock or restricted stock unit agreements or certificates of award containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Unless the restricted stock or restricted stock unit agreement or certificate of award provides otherwise, awards of Restricted Stock and Restricted Stock Units shall be subject to the terms and conditions set forth in this Section 6.

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6.3

Vesting. The grant, issuance, retention, vesting and settlement of shares of Restricted Stock and Restricted Stock Units shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or issuance of, the ability to retain and the vesting and/or the settlement of Restricted Stock Units and shares of Restricted Stock subject to continued service and/or passage of time as deemed appropriate by the Committee.

6.4

Termination of Service. Unless the Committee otherwise consents or permits (before or after the grant of Restricted Stock or Restricted Stock Units) or unless the restricted stock or restricted stock unit agreement or grant provides otherwise:

(a)       General. If a Participant ceases to be a Director during the Restricted Period for any reason other than death, Disability, Retirement, failure to be re-elected as a Director upon being nominated, or termination for cause, each share of Restricted Stock and Restricted Stock Unit still subject in full or in part to restrictions at the date of such termination shall automatically be forfeited and returned to the Company.

(b)       Death, Retirement, Disability, or Failure to be Re-elected. In the event a Participant terminates service as a Director with the Company because of death, Disability, Retirement, or failing to be re-elected as a Director by the Company’s shareholders after being nominated to serve as a Director during the Restricted Period, the restrictions remaining on any or all shares of Restricted Stock and Restricted Stock Units shall terminate automatically with respect to that respective number of such shares or Restricted Stock Units (rounded to the nearest whole number) equal to the respective total number of such shares or Restricted Stock Units granted to such Participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the respective Restricted Period. All remaining shares of Restricted Stock and Restricted Stock Units shall be forfeited and returned to the Company; provided, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining shares of Restricted Stock and Restricted Stock Units either before or after the Participant’s death, Disability, Retirement or failure to be re-elected as a Director by the Company’s shareholders after being nominated to serve as a Director.

(c)       Termination for Cause. If a Participant’s service as a Director is terminated for cause, the Participant shall have no further right to receive any Restricted Stock or Restricted Stock Units and all Restricted Stock and Restricted Stock Units still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

6.5

Restrictions on Transferability.

(a)       General. Unless the Committee otherwise consents or permits or unless the terms of the restricted stock or restricted stock unit agreement or grant provide otherwise: (i) neither shares of Restricted Stock nor Restricted Stock Units may be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or his or her guardian or legal representative.

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(b)       Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock or issuable pursuant to Restricted Stock Unit awards under the Plan as the Committee considers advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or “claw-back” provisions, and restrictions under applicable federal or state securities laws.

6.6

Legending of Restricted Stock. In addition to any other legend that may be set forth on a Participant’s share certificate, any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the ChoiceOne Financial Services, Inc. Director Equity Compensation Plan of 2019 (the “Plan”). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

The Committee may require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed.

6.7

Rights as a Shareholder. A Participant shall have all dividend, liquidation and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to this Section 6 and the terms and conditions set forth in the Participant’s restricted stock agreement. Unless the Committee otherwise determines or unless the terms of the applicable restricted stock unit agreement or grant provide otherwise, a Participant shall have all dividend and liquidation rights with respect to shares of Common Stock subject to awards of Restricted Stock Units held by such Participant as if the Participant held unrestricted Common Stock. Unless the Committee determines otherwise or unless the terms of the applicable restricted stock or restricted stock unit agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock and shares of Common Stock subject to unvested Restricted Stock Units shall be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate. Any dividend payment with respect to Restricted Stock or Restricted Stock Units shall be made no later than the 15th day of the third month following the date the dividends are paid to shareholders.

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6.8

Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Restricted Period. Participants shall have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.

SECTION 7

Stock-Based Awards

7.1

Grant. Subject to the limitations set forth in Section 4.1 of the Plan, in addition to any Stock Options, Restricted Stock, or Restricted Stock Units that a Participant may be granted under the Plan, a Participant may be granted one or more other types of awards based on or related to shares of Common Stock (including the grant of Stock Awards). Such awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. Notwithstanding the previous sentence, the shares of stock subject to Stock Awards shall be issued no later than the 15th day of the third month after the end of the calendar year in which the award is granted. Such awards shall be expressed in terms of shares of Common Stock or denominated in units of Common Stock. For purposes of determining the number of shares available under the Plan, each such unit shall count as the number of shares of Common Stock to which it relates.

7.2

Rights as a Shareholder.

(a)       Stock Awards. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 7 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Award; provided, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it considers appropriate. Any dividend payment with respect to a Stock Award shall be made no later than the 15th day of the third month following the date the dividends are paid to shareholders.

(b)       General. With respect to shares of Common Stock subject to awards granted under the Plan other than Stock Options, Restricted Stock, Restricted Stock Units and Stock Awards, a Participant shall have such rights as determined by the Committee and set forth in the respective award agreements; and the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to such awards as it considers appropriate.

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SECTION 8

Change in Control

8.1

Acceleration of Vesting. If a Change in Control of the Company occurs, then, unless the Committee or the Board otherwise determines and expressly states in the agreements governing one or more Equity Awards, without action by the Committee or the Board: (a) all outstanding Stock Options shall become vested and exercisable in full immediately prior to the effective time of a Change in Control and shall remain exercisable during the remaining terms thereof, regardless of whether the Participants to whom such Stock Options have been granted remain in the service of the Company or any Subsidiary; and (b) all other outstanding Equity Awards shall become immediately fully vested and exercisable and nonforfeitable.

8.2

Cash Payment for Stock Options. If a Change in Control of the Company occurs, then the Committee, in its sole discretion and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options shall receive, with respect to and in lieu of some or all of the shares of Common Stock subject to such Stock Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the highest price per share actually paid in connection with any Change in Control of the Company over the exercise price per share of such Stock Options. Upon a Participant’s receipt of such amount with respect to some or all of his or her Stock Options, the respective Stock Options shall be cancelled and may no longer be exercised by such Participant.

SECTION 9

General Provisions

9.1

No Rights to Equity Awards. No Participant or other person shall have any claim to be granted any Equity Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Equity Awards under the Plan. The terms and conditions of Equity Awards of the same type and the determination of the Committee to grant a waiver or modification of any Equity Award and the terms and conditions thereof need not be the same with respect to each Participant or the same Participant.

9.2

Self-Employment Taxes. To the extent that amounts paid under the Plan are deemed to be net earnings from self-employment, each Director shall be responsible for any taxes payable under federal, state or local law.

9.3

Compliance With Laws; Listing and Registration of Shares. All Equity Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Equity Award or the issuance or purchase of shares thereunder, such Equity Award may not be exercised in whole or in part, or the restrictions on such Equity Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

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9.4

No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of Stock Options and other stock-based and stock-related awards, and such arrangements may be either generally applicable or applicable only in specific cases.

9.5

No Right to Service. The grant of an Equity Award shall not be construed as giving a Participant the right to be retained in the service of the Company or any Subsidiary as a Director. A Participant's service as a Director may be terminated at any time pursuant to the Company's Bylaws, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with the Participant.

9.6

No Liability of Company. The Company and any Subsidiary or Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or non-sale of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequence to any Participant or other person due to the receipt, exercise or settlement of any Equity Award granted hereunder; and (c) any provision of law or legal restriction that prohibits or restricts the transfer of shares of Common Stock issued pursuant to any Equity Award.

9.7

Suspension of Rights under Equity Awards. The Company, by written notice to a Participant, may suspend a Participant’s and any transferee’s rights under any Equity Award for a period not to exceed 60 days while the termination for cause of that Participant’s service as a Director with the Company and its Subsidiaries is under consideration.

9.8

Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

9.9

Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, unless such construction would cause the Plan to fail in its essential purposes.

9.10

Compliance with 409A. The Plan is intended to provide Equity Awards that are exempt from Section 409A of the Code as either exempt equity awards under Treasury Regulation Section 1.409A-1(b)(5) or as exempt short-term deferrals under Treasury Regulation Section 1.409A-1(b)(4), and is to be interpreted and operated consistently with those intentions.  To the extent that the Committee determines that any Equity Award granted hereunder is subject to Section 409A of the Code, the agreement evidencing such Equity Award shall incorporate the terms and conditions necessary to avoid the tax consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and agreements shall be interpreted in accordance with Section 409A of the Code.

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SECTION 10

Termination and Amendment

10.1

Board and Committee Actions. The Board may terminate the Plan at any time or may from time to time amend or alter the Plan or any aspect of it as it considers proper and in the best interests of the Company; provided, that no such amendment may be made, without the approval of shareholders of the Company, that would (i) reduce the exercise price at which Stock Options may be granted below the price provided for in Section 5.3, (ii) reduce the exercise price of outstanding Stock Options, or (iii) otherwise amend the Plan in any manner requiring shareholder approval by law or under the rules or listing requirements of any national securities exchange on which the Company's Common Stock is traded, and provided further that the Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Section 409A of the Code.

10.2

No Impairment. Notwithstanding anything to the contrary in Section 10.1, no such amendment or alteration to the Plan or to any previously granted award agreement or Equity Award shall be made which would impair the rights of the holder of the Equity Award, without such holder’s consent; provided, that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is required or advisable in order for the Company, the Plan or the Equity Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any tax or accounting standard, law or regulation.

SECTION 11

Effective Date of the Plan

The Plan shall take effect December 18, 2019.

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